Exhibit 99

2000 Westchester Avenue, Purchase, New York 10577 • (914) 701-8000 FOR IMMEDIATE RELEASE Contacts: Investors – InvestorRelations@atlasair.com Media – CorpCommunications@atlasair.com

Atlas Air Worldwide

Reports Fourth-Quarter and Full-Year 2022 Results

Continues to Expect Closing of Pending Sale of the Company to Investor Group in 1Q23

Full-Year 2022 Results

•	Reported Net Income of $355.9 Million
•	Adjusted Net Income of $418.0 Million
•	Adjusted EBITDA of $899.2 Million

Fourth-Quarter 2022 Results

•	Reported Net Income of $126.0 Million
•	Adjusted Net Income of $153.1 Million
•	Adjusted EBITDA of $286.8 Million

PURCHASE, N.Y., February 23, 2023 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW) today announced full-year 2022 results, including net income of $355.9 million, or $10.53 per diluted share, compared with net income of $493.3 million, or $16.16 per diluted share, in 2021.

On an adjusted basis, EBITDA totaled $899.2 million in 2022 compared with $1.1 billion in 2021. Adjusted net income in 2022 totaled $418.0 million, or $14.23 per diluted share, compared with $551.0 million, or $18.51 per diluted share, in 2021.

“2022 was one of the best years in Atlas’ history, and we are pleased that we placed all eight of our new and incoming aircraft under long-term contracts. All four new 747-8Fs and the first of four 777Fs have been delivered and are operating for strategic customers under attractive long-term agreements,” said Atlas Air Worldwide President and Chief Executive Officer John W. Dietrich.

Mr. Dietrich added: “In January, we took delivery of the final 747 ever to be produced by Boeing during an historic ceremony. Although the celebration marked the end of the 54-year production run for the ‘Queen of the Skies,’ it is only the beginning for this aircraft, which will serve the airfreight market for decades to come.

“Atlas began over 30 years ago with a single 747-200 freighter and since then, we became, and still are, the world’s largest operator of 747 freighters. Our company’s history and success are directly linked to the 747 platform, and it is fitting that we took delivery of the final four of these iconic aircraft.”

He concluded: “I also want to thank the Atlas team for their continued efforts to deliver safe and reliable service to our customers throughout 2022.”

Transaction Update

As previously announced, on August 4, 2022, Atlas Air Worldwide entered into a definitive agreement to be acquired by an investor group led by funds managed by affiliates of Apollo Global Management, Inc., together with investment affiliates of J.F. Lehman & Company, LLC and Hill City Capital LP. In light of this pending acquisition, Atlas Air Worldwide will not hold an earnings conference call or provide forward-looking guidance.

The Company is working to complete the transaction in the first quarter of 2023, and continues to make progress toward obtaining necessary approvals. At this time, we are awaiting final approval from the U.S. Department of Transportation and have received all other required shareholder and regulatory approvals.

Fourth-Quarter Results

Revenue grew to $1.21 billion in the fourth quarter of 2022 compared with $1.16 billion in the prior-year quarter. Volumes in the fourth quarter of 2022 totaled 84,916 block hours compared with 91,985 in the fourth quarter of 2021.

For the three months ended December 31, 2022, our reported net income totaled $126.0 million, or $3.70 per diluted share, compared with $176.7 million, or $5.55 per diluted share, in the fourth quarter of 2021.

On an adjusted basis, EBITDA was $286.8 million in the fourth quarter of 2022 compared with $361.8 million in the fourth quarter of 2021. Adjusted net income in the fourth quarter of 2022 totaled $153.1 million, or $5.17 per diluted share, compared with $211.6 million, or $7.05 per diluted share, in the prior-year period.

Reported earnings in the fourth quarter of 2022 also included an effective income tax rate of 22.6%. On an adjusted basis, our results reflected an effective income tax rate of 21.1%.

Higher Airline Operations revenue primarily reflected an increase in the average rate per block hour, partially offset by a reduction in block hours flown. The higher average rate per block hour was primarily due to higher fuel prices and yields (net of fuel), including the impact of new and extended long-term contracts and increased cargo flying for the AMC. Block hours decreased primarily due to the impact of severe winter storms and a reduction in less profitable smaller gauge CMI flying. The abnormal increase in severe weather events also adversely impacted our crew availability and our ability to position them due to the widespread and well-publicized cancellations of commercial passenger flights.

Airline Operations segment contribution decreased during the quarter primarily due to increased pilot costs related to higher overtime pay driven by operational disruptions, including an abnormal increase in severe weather events, as well as higher crew travel costs related to higher commercial passenger airfare rates. Segment contribution was also adversely impacted by lower aircraft utilization and yields (net of fuel), primarily driven by lower market demand, the severe weather events noted above, and decreased passenger flying for the AMC. These items were partially offset by the contribution from our new 747-8F and 777-200LRF aircraft delivered in 2022, as well as lower heavy maintenance expense.

In Dry Leasing, segment revenue in the fourth quarter of 2022 was relatively unchanged compared with the prior-year period. Higher segment contribution was primarily due to lower interest expense related to the scheduled repayment of debt.

Unallocated income and expenses, net, decreased during the quarter primarily due to a $14.1 million adjustment to paid time-off benefits recorded in 2021 related to our new CBA, lower interest expense related to our adoption of the amended accounting guidance for convertible notes and higher interest income.

Full-Year Results

Revenue increased to $4.5 billion in 2022 from $4.0 billion in 2021. Volumes in 2022 totaled 330,738 block hours compared with 364,061 in 2021.

For the twelve months ended December 31, 2022, our reported net income was $355.9 million, or $10.53 per diluted share, compared with $493.3 million, or $16.16 per diluted share, in 2021.

On an adjusted basis, EBITDA was $899.2 million in 2022 compared with $1.1 billion in 2021. For the twelve months ended December 31, 2022, adjusted net income was $418.0 million, or $14.23 per diluted share, compared with $551.0 million, or $18.51 per diluted share, in 2021.

Reported results in 2022 included an effective income tax rate of 22.9%. On an adjusted basis, our results reflected an effective income tax rate of 22.0%.

Fleet

All four new 747-8Fs have been delivered, including the final 747 in January 2023. All four of these aircraft are placed with strategic customers under long-term agreements.

All four of our new and incoming 777-200LRFs have been placed under a long-term ACMI contract with MSC Mediterranean Shipping Company SA. The first aircraft was delivered in late November 2022, with three more expected to be delivered throughout 2023.

As previously disclosed, we purchased five of our existing 747-400Fs at the end of their leases during 2022, all of which were acquired between March and December. In November 2022, we reached an agreement with one of our lessors to purchase a 747-400F at the end of its existing lease term. We expect to complete the acquisition of the aircraft by April 2023.

Cash

At December 31, 2022, our cash, including cash equivalents and restricted cash, totaled $773.9 million compared with $921.0 million at December 31, 2021.

The change in position resulted from cash used for investing and financing activities, including $185.6 million for pre-delivery payments for our new aircraft, $216.6 million related to the settlement of our 2015 Convertible Notes and $100.0 million for our accelerated share repurchase program (which we have suspended in connection with the proposed merger), partially offset by cash provided by operating activities.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include Adjusted EBITDA; Adjusted net income; Adjusted Diluted EPS; Adjusted effective tax rate; and Free Cash Flow, which exclude certain noncash income and expenses, and items impacting year-over-year comparisons of our results. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for Net income; Diluted EPS; Effective tax rate; and Net Cash Provided by Operating Activities, which are the most directly comparable measures of performance prepared in accordance with U.S. GAAP, respectively.

Our management uses these non-GAAP financial measures in assessing the performance of the company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures, when considered together with the corresponding U.S. GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. For example:

•	Adjusted EBITDA; Adjusted net income; and Adjusted Diluted EPS provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance. In addition, management’s incentive compensation is determined, in part, by using Adjusted EBITDA and Adjusted net income.
•	Adjusted effective tax rate provides insight into the tax effects of our ongoing business operations.
•	Free Cash Flow helps investors assess our ability, over the long term, to create value for our shareholders as it represents cash available to execute our capital allocation strategy.

About Atlas Air Worldwide:

Atlas Air Worldwide is a leading global provider of outsourced aircraft and aviation operating services. It is the parent company of Atlas Air, Inc. and Titan Aviation Holdings, Inc., and is the majority shareholder of Polar Air Cargo Worldwide, Inc. Our companies operate the world’s largest fleet of 747 freighter aircraft and provide customers the broadest array of Boeing 747, 777, 767 and 737 aircraft for domestic, regional and international cargo and passenger operations.

Atlas Air Worldwide’s press releases, SEC filings and other information may be accessed through the company’s home page, www.atlasairworldwide.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Those statements are based on management’s beliefs, plans, expectations and assumptions, and on information currently available to management. Generally, the words “will,” “may,” “should,” “could,” “would,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate,” and similar expressions used in this release that do not relate to historical facts are intended to identify forward-looking statements.

Such forward-looking statements speak only as of the date of this release. They are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to effectively operate the network service contemplated by our agreements with Amazon; the possibility that Amazon may terminate its agreements with the companies; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives, pilots and associates; the ability of the companies to attract and retain customers; the continued availability of wide-body aircraft to us; demand for cargo services in the markets in which the companies operate; changes in U.S. and non-U.S. government trade and tax policies; general economic conditions, including inflation; the impact of geographical events or health epidemics such as the COVID-19 pandemic; the impact of COVID-19 vaccine mandates; our compliance with the requirements and restrictions under the Payroll Support Program; the effects of any hostilities or act of war or any terrorist attack; significant data breach or disruption of our information technology systems; labor costs and relations, work stoppages and service slowdowns; financing costs; the cost and availability of war risk insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; geopolitical events; weather conditions; natural disasters; government legislation and regulation; border restrictions; consumer perceptions of the companies’ products and services; anticipated and future litigation; the risk that the proposed transaction may not be completed in a timely manner or at all; the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require Atlas Air Worldwide to pay a termination fee; incurring substantial costs related to the proposed transaction, such as legal, financial advisory, integration and accounting costs; the effect of the announcement, pendency of the proposed transaction, or any failure to successfully complete the proposed transaction on Atlas Air Worldwide’s ability to attract, motivate or retain key executives, pilots and associates, its ability to maintain relationships with its customers, vendors, service providers and others with whom it does business, or its operating results and business generally; risks related to the proposed transaction diverting management’s attention from Atlas Air Worldwide’s ongoing business operations; the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; and (i) any other risks discussed in Atlas Air Worldwide’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”) and Atlas Air Worldwide’s subsequent quarterly reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission (the “SEC”), and, in particular, the risk factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report and the quarterly reports and (ii) other risk factors identified from time to time in other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2023 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law and expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

No Offer or Solicitation

This release is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

* * *

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Operating Revenue	$1,207,423	$1,162,997	$4,549,104	$4,030,829

Operating Expenses
Aircraft fuel	353,114	230,470	1,335,622	824,928
Salaries, wages and benefits	286,543	282,023	1,135,153	924,440
Maintenance, materials and repairs	82,383	116,038	425,959	472,537
Depreciation and amortization	78,229	73,291	303,220	281,209
Travel	59,178	42,401	211,902	162,986
Navigation fees, landing fees and other rent	39,448	45,142	159,212	184,060
Passenger and ground handling services	37,560	35,125	140,381	156,962
Aircraft rent	13,057	13,817	52,268	67,745
Loss (gain) on disposal of flight equipment	9,319	-	3,098	(794)
Special charge	7,283	-	16,215	-
Transaction-related expenses	2,857	515	9,746	1,001
Other	61,358	61,095	233,934	244,461
Total Operating Expenses	1,030,329	899,917	4,026,710	3,319,535

Operating Income	177,094	263,080	522,394	711,294

Non-operating Expenses (Income)
Interest income	(5,216)	(164)	(8,755)	(723)
Interest expense	22,168	26,147	81,692	107,492
Capitalized interest	(2,500)	(2,860)	(12,683)	(8,316)
Loss on early extinguishment of debt	-	6,042	689	6,042
Unrealized loss on financial instruments	-	-	-	113
Other (income) expense, net	(266)	469	(185)	(40,705)
Total Non-operating Expenses	14,186	29,634	60,758	63,903

Income before income taxes	162,908	233,446	461,636	647,391
Income tax expense	36,897	56,707	105,756	154,074

Net Income	$126,011	$176,739	$355,880	$493,317
Earnings per share:
Basic	$4.43	$6.07	$12.50	$17.06

Diluted	$3.70	$5.55	$10.53	$16.16

Weighted average shares:
Basic	28,436	29,107	28,463	28,910

Diluted	34,331	31,821	34,190	30,543

Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

(Unaudited)

	December 31, 2022	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$763,314	$910,965
Restricted cash	10,597	10,052
Accounts receivable, net of allowance of $2,661 and $4,003, respectively	253,738	305,905
Prepaid expenses, assets held for sale and other current assets	97,269	99,100
Total current assets	1,124,918	1,326,022
Property and Equipment
Flight equipment	6,286,103	5,449,100
Ground equipment	106,246	101,824
Less: accumulated depreciation	(1,510,402)	(1,319,636)
Flight equipment purchase deposits and modifications in progress	235,586	352,422
Property and equipment, net	5,117,533	4,583,710
Other Assets
Operating lease right-of-use assets	107,707	138,744
Deferred costs and other assets	287,392	329,971
Intangible assets, net and goodwill	58,766	64,796
Total Assets	$6,696,316	$6,443,243

Liabilities and Equity
Current Liabilities
Accounts payable	$115,304	$82,885
Accrued liabilities	565,108	641,978
Current portion of long-term debt and finance leases	437,046	639,811
Current portion of long-term operating leases	53,825	55,383
Total current liabilities	1,171,283	1,420,057
Other Liabilities
Long-term debt and finance leases	1,861,122	1,655,075
Long-term operating leases	111,591	166,022
Deferred taxes	452,495	354,798
Financial instruments and other liabilities	35,049	37,954
Total other liabilities	2,460,257	2,213,849
Commitments and contingencies
Equity
Stockholders’ Equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	-	-
Common stock, $0.01 par value; 100,000,000 shares authorized; 35,465,249 and 34,707,860 shares issued, 28,542,203 and 29,215,702 shares outstanding (net of treasury stock), as of December 31, 2022 and December 31, 2021, respectively	353	347
Additional paid-in capital	878,727	934,516
Treasury stock, at cost; 6,923,046 and 5,492,158 shares, respectively	(339,219)	(225,461)
Accumulated other comprehensive income (loss)	44	(511)
Retained earnings	2,524,871	2,100,446
Total stockholders’ equity	3,064,776	2,809,337
Total Liabilities and Equity	$6,696,316	$6,443,243

1.	Balance sheet debt at December 31, 2022 totaled $2,298.2 million, including the impact of debt issuance costs of $28.4 million, compared with $2,294.9 million, including the impact of $31.5 million of unamortized discount and debt issuance costs of $22.7 million at December 31, 2021.
2.	The face value of our debt at December 31, 2022 totaled $2,326.6 million, compared with $2,349.1 million on December 31, 2021.

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Twelve Months Ended
	December 31, 2022	December 31, 2021
Operating Activities:
Net Income	$355,880	$493,317

Adjustments to reconcile Net Income to net cash provided by operating activities:
Depreciation and amortization	354,139	357,330
Reversal of expected credit losses	(595)	(378)
Loss on early extinguishment of debt	689	6,042
Special charge	16,215	-
Unrealized loss on financial instruments	-	113
Loss (gain) on disposal of flight equipment	3,098	(794)
Deferred taxes	104,747	152,399
Stock-based compensation	13,838	14,014
Changes in:
Accounts receivable	49,885	(37,800)
Prepaid expenses, current assets and other assets	(18,200)	(49,763)
Accounts payable, accrued liabilities and other liabilities	(41,957)	(11,496)
Net cash provided by operating activities	837,739	922,984
Investing Activities:
Capital expenditures	(103,198)	(90,288)
Purchase deposits and payments for flight equipment and modifications	(743,079)	(407,684)
Investment in joint ventures	(10,614)	(4,893)
Proceeds from disposal of flight equipment	36,626	9,470
Net cash used for investing activities	(820,265)	(493,395)
Financing Activities:
Proceeds from debt issuance	652,929	212,717
Payment of debt issuance costs	(14,701)	(9,541)
Payments of debt and finance lease obligations	(693,723)	(542,594)
Purchase of treasury stock	(100,000)	-
Customer maintenance reserves and deposits received	16,742	17,745
Customer maintenance reserves paid	(12,178)	(35,608)
Treasury shares withheld for payment of taxes	(13,649)	(7,572)
Net cash used for financing activities	(164,580)	(364,853)
Net increase (decrease) in cash, cash equivalents and restricted cash	(147,106)	64,736
Cash, cash equivalents and restricted cash at the beginning of period	921,017	856,281
Cash, cash equivalents and restricted cash at the end of period	$773,911	$921,017

Noncash Investing and Financing Activities:

Acquisition of property and equipment included in Accounts payable and accrued liabilities	$6,515	$38,985
Acquisition of property and equipment acquired under operating leases	$5,343	$16,117
Acquisition of flight equipment under finance leases	$24,808	$191,994
Issuance of shares related to settlement of warrant liability	$-	$31,583
Issuance of shares related to settlement of convertible notes	$7,902	$-

Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Operating Revenue:
Airline Operations	$1,170,821	$1,125,786	$4,395,905	$3,888,601
Dry Leasing	41,645	41,671	170,908	163,365
Customer incentive asset amortization	(10,375)	(10,906)	(39,764)	(44,162)
Other	5,332	6,446	22,055	23,025
Total Operating Revenue	$1,207,423	$1,162,997	$4,549,104	$4,030,829

Direct Contribution:
Airline Operations	$264,432	$354,684	$815,647	$1,020,887
Dry Leasing	13,255	10,822	56,142	42,587
Total Direct Contribution for Reportable Segments	277,687	365,506	871,789	1,063,474

Unallocated income and (expenses), net	(95,320)	(125,503)	(380,405)	(409,721)
Loss on early extinguishment of debt	-	(6,042)	(689)	(6,042)
Unrealized loss on financial instruments	-	-	-	(113)
Special charge	(7,283)	-	(16,215)	-
Transaction-related expenses	(2,857)	(515)	(9,746)	(1,001)
Gain (loss) on disposal of flight equipment	(9,319)	-	(3,098)	794
Income before income taxes	162,908	233,446	461,636	647,391

Add back (subtract):
Interest income	(5,216)	(164)	(8,755)	(723)
Interest expense	22,168	26,147	81,692	107,492
Capitalized interest	(2,500)	(2,860)	(12,683)	(8,316)
Loss on early extinguishment of debt	-	6,042	689	6,042
Unrealized loss on financial instruments	-	-	-	113
Other (income) expense, net	(266)	469	(185)	(40,705)
Operating Income	$177,094	$263,080	$522,394	$711,294

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct operating and ownership costs. Atlas Air Worldwide currently has the following reportable segments: Airline Operations and Dry Leasing.

Direct Contribution consists of income (loss) before taxes, excluding loss on early extinguishment of debt, unrealized loss on financial instruments, special charge, transaction-related expenses, loss (gain) on disposal of flight equipment, nonrecurring items, and unallocated expenses and (income), net.

Direct operating and ownership costs include crew costs, maintenance, fuel, ground operations, sales costs, aircraft rent, interest expense on the portion of debt used for financing aircraft, interest income on debt securities, and aircraft depreciation.

Unallocated expenses and (income), net include corporate overhead, nonaircraft depreciation, noncash expenses and income, interest expense on the portion of debt used for general corporate purposes, interest income on nondebt securities, capitalized interest, foreign exchange gains and losses, other revenue, other nonoperating costs and CARES Act grant income.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	December 31, 2022	December 31, 2021	Percent Change
Net Income	$126,011	$176,739	(28.7)%
Impact from:
Customer incentive asset amortization	10,375	10,906
Adjustments to CBA paid time-off benefits[1]	-	14,061
Special charge[2]	7,283	-
Costs associated with transactions[3]	4,274	516
Noncash expenses and income, net[4]	-	4,897
Other, net[5]	9,319	6,415
Income tax effect of reconciling items	(4,128)	(6,018)
Special tax item[7]	-	4,041
Adjusted Net Income	$153,134	$211,557	(27.6)%

Weighted average diluted shares outstanding	34,331	31,821
Less: effect of convertible notes hedges[6]	(4,731)	(1,802)
Adjusted weighted average diluted shares outstanding	29,600	30,019
Adjusted Diluted EPS	$5.17	$7.05	(26.7)%

	For the Twelve Months Ended
	December 31, 2022	December 31, 2021	Percent Change
Net Income	$355,880	$493,317	(27.9)%
Impact from:
CARES Act grant income[8]	-	(40,944)
Customer incentive asset amortization	39,764	44,162
Adjustments to CBA paid time-off benefits[1]	2,154	29,211
Special charge[2]	16,215	-
Costs associated with transactions[3]	12,192	1,013
Noncash expenses and income, net[4]	-	19,136
Unrealized loss on financial instruments	-	113
Other, net[5]	3,787	6,739
Income tax effect of reconciling items	(11,983)	(5,795)
Special tax item[7]	-	4,041
Adjusted Net Income	$418,009	$550,993	(24.1)%

Weighted average diluted shares outstanding	34,190	30,543
Less: effect of convertible notes hedges[6]	(4,806)	(782)
Adjusted weighted average diluted shares outstanding	29,384	29,761
Adjusted Diluted EPS	$14.23	$18.51	(23.1)%

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	December 31, 2022	December 31, 2021	Percent Change
Income before income taxes	$162,908	$233,446	(30.2)%
Impact from:
Customer incentive asset amortization	10,375	10,906
Adjustments to CBA paid time-off benefits[1]	-	14,061
Special charge[2]	7,283	-
Costs associated with transactions[3]	4,274	516
Noncash expenses and income, net[4]	-	4,897
Other, net[5]	9,319	6,415
Adjusted income before income taxes	194,159	270,241	(28.2)%
Interest (income) expense, net	14,452	18,226
Other (income) expense, net	(266)	469
Adjusted operating income	$208,345	$288,936	(27.9)%

Income tax expense	$36,897	$56,707
Income tax effect of reconciling items	(4,128)	(6,018)
Special tax item[7]	-	4,041
Adjusted income tax expense	41,025	58,684

Adjusted income before income taxes	$194,159	$270,241
Effective tax expense rate	22.6%	24.3%
Adjusted effective tax expense rate	21.1%	21.7%

	For the Twelve Months Ended
	December 31, 2022	December 31, 2021	Percent Change
Income before income taxes	$461,636	$647,391	(28.7)%
Impact from:
CARES Act grant income[8]	-	(40,944)
Customer incentive asset amortization	39,764	44,162
Adjustments to CBA paid time-off benefits[1]	2,154	29,211
Special charge[2]	16,215	-
Costs associated with transactions[3]	12,192	1,013
Noncash expenses and income, net[4]	-	19,136
Unrealized loss on financial instruments	-	113
Other, net[5]	3,787	6,739
Adjusted income before income taxes	535,748	706,821	(24.2)%
Interest (income) expense, net	60,254	79,317
Other (income) expense, net	504	239
Adjusted operating income	$596,506	$786,377	(24.1)%

Income tax expense	$105,756	$154,074
Income tax effect of reconciling items	(11,983)	(5,795)
Special tax item[7]	-	4,041
Adjusted income tax expense	117,739	155,828

Adjusted income before income taxes	$535,748	$706,821
Effective tax expense rate	22.9%	23.8%
Adjusted effective tax expense rate	22.0%	22.0%

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	December 31, 2022	December 31, 2021	Percent Change
Net Income	$126,011	$176,739	(28.7)%
Interest expense, net	14,452	23,123
Depreciation and amortization	78,229	73,291
Income tax expense	36,897	56,707
EBITDA	255,589	329,860
Customer incentive asset amortization	10,375	10,906
Adjustments to CBA paid time-off benefits[1]	-	14,061
Special charge[2]	7,283	-
Costs associated with transactions[3]	4,274	516
Other, net[5]	9,319	6,415
Adjusted EBITDA	$286,840	$361,758	(20.7)%

	For the Twelve Months Ended
	December 31, 2022	December 31, 2021	Percent Change
Net Income	$355,880	$493,317	(27.9)%
Interest expense, net	60,254	98,453
Depreciation and amortization	303,220	281,209
Income tax expense	105,756	154,074
EBITDA	825,110	1,027,053
CARES Act grant income[8]	-	(40,944)
Customer incentive asset amortization	39,764	44,162
Adjustments to CBA paid time-off benefits[1]	2,154	29,211
Special charge[2]	16,215	-
Costs associated with transactions[3]	12,192	1,013
Unrealized loss on financial instruments	-	113
Other, net[5]	3,787	6,739
Adjusted EBITDA	$899,222	$1,067,347	(15.8)%

1.	Adjustments to CBA paid time-off benefits in 2022 and 2021 are related to our new CBA.
2.	Special charge in 2022 represented a charge related to six nonoperational spare CF6-80 engines held for sale and two CF6-80 engines Dry Leased to a customer.
3.	Costs associated with transactions in 2022 are related to our proposed Merger. Costs associated with transactions in 2021 are related to our previous acquisition of an airline.
4.	Noncash expenses and income, net in 2021 primarily related to amortization of debt discount on the convertible notes.
5.	Other, net in 2022 primarily related to a loss on the sale of four nonoperational spare CF6-80 engines, partially offset by a gain from the sale of six nonoperational spare CF6-80 engines, which were previously classified as assets held for sale and a loss on early extinguishment of debt. Other, net in 2021 primarily related to leadership transaction costs.
6.	Represents the economic benefit from our convertible notes hedges in offsetting dilution from our convertible notes as we concluded that generally there would be no economic dilution result from conversion of each of the convertible notes when our stock price is below the exercise price of the respective convertible note warrants.
7.	Special tax item in 2021 represented the income tax expense from the integration of a previously-acquired airline. Special tax items are not related to ongoing operations.
8.	CARES Act grant income in 2021 related to income associated with the Payroll Support Program.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	December 31, 2022	December 31, 2021
Net Cash Provided by Operating Activities	$262,164	$314,051
Less:
Capital expenditures	23,968	26,156
Capitalized interest	2,500	2,860
Free Cash Flow[1]	$235,696	$285,035

	For the Twelve Months Ended
	December 31, 2022	December 31, 2021
Net Cash Provided by Operating Activities	$837,739	$922,984
Less:
Capital expenditures	103,198	90,288
Capitalized interest	12,683	8,316
Free Cash Flow[1]	$721,858	$824,380

1.         Free Cash Flow = Net Cash from Operations minus Core Capital Expenditures and Capitalized Interest.

Core Capital Expenditures excludes purchases of aircraft.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended		Increase/	For the Twelve Months Ended		Increase/
	December 31, 2022	December 31, 2021	(Decrease)	December 31, 2022	December 31, 2021	(Decrease)
Block Hours
Airline Operations
Cargo	81,737	88,661	(6,924)	315,983	343,957	(27,974)
Passenger	2,625	2,431	194	12,067	15,905	(3,838)
Other	554	893	(339)	2,688	4,199	(1,511)
Total Block Hours	84,916	91,985	(7,069)	330,738	364,061	(33,323)

Revenue Per Block Hour
Airline Operations	$13,879	$12,359	$1,520	$13,400	$10,806	$2,594
Cargo	$13,366	$12,153	$1,213	$13,053	$10,413	$2,640
Passenger	$29,833	$19,862	$9,971	$22,480	$19,290	$3,190

Average Utilization (block hours per day)
Airline Operations
Cargo	10.0	11.2	(1.2)	9.9	10.7	(0.8)
Passenger	2.7	2.9	(0.2)	3.2	4.4	(1.2)
All Operating Aircraft[1]	9.3	10.5	(1.2)	9.3	10.2	(0.9)

Fuel
Charter
Average fuel cost per gallon	$3.40	$2.32	$1.08	$3.42	$2.00	$1.42
Fuel gallons consumed (000s)	103,944	99,183	4,761	390,808	411,845	(21,037)

1.       Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to block-hour volumes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended		Increase/	For the Twelve Months Ended		Increase/
	December 31, 2022	December 31, 2021	(Decrease)	December 31, 2022	December 31, 2021	(Decrease)
Segment Operating Fleet (average aircraft equivalents during the period)
Airline Operations[1]
747-8F Cargo	12.2	10.0	2.2	10.9	10.0	0.9
747-400 Cargo	34.7	34.5	0.2	34.7	34.5	0.2
747-400 Dreamlifter	0.8	0.3	0.5	0.5	0.8	(0.3)
747-400 Passenger	4.9	4.2	0.7	4.7	4.8	(0.1)
777-200 Cargo	9.3	9.0	0.3	9.1	9.0	0.1
767-300 Cargo	24.0	24.0	-	24.0	24.0	-
767-300 Passenger	5.7	4.9	0.8	5.6	4.9	0.7
767-200 Cargo	-	-	-	-	2.0	(2.0)
767-200 Passenger	-	-	-	-	0.1	(0.1)
737-800 Cargo	8.0	8.0	-	8.0	8.0	-
Total	99.6	94.9	4.7	97.5	98.1	(0.6)
Dry Leasing
777-200 Cargo	7.0	7.0	-	7.0	7.0	-
767-300 Cargo	21.0	21.0	-	21.0	21.0	-
737-300 Cargo	-	1.0	(1.0)	-	1.0	(1.0)
Total	28.0	29.0	(1.0)	28.0	29.0	(1.0)
Less: Aircraft Dry Leased to CMI customers	(21.0)	(21.0)	-	(21.0)	(21.0)	-
Total Operating Average Aircraft Equivalents	106.6	102.9	3.7	104.5	106.1	(1.6)

1.              Airline Operations average fleet excludes spare aircraft provided by CMI customers.